UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2020

POSTADS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208931	35-2539888
State of Incorporation	Commission File Number	IRS Employer I.D. Number

10390 Santa Monica Boulevard, Los Angeles, California 90025

(Address of Principal Executive Offices)

Registrant’s telephone number: (305) 799 8844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

As part of Postads’ effort to leverage the contacts of Mr. Breyon Prescott, we intend to investigate and seek to acquire one or more businesses that can profit by providing products and services that can benefit from marketing campaigns featuring personalities in the music, entertainment, sports and media industries. To that end, on August 14, 2020, we entered into a letter of intent to acquire a women’s sportswear and apparel manufacturer and distributor (the “Apparel Manufacturer”). The Apparel Manufacturer began operations in 2019 and distributes products to specialty retailers, direct to the consumer through its website and to national big box chains such as Costco, Sam’s Club and BJ’s Wholesale Club. The Apparel Manufacturer generated revenue of approximately $5 million for the year ended December 31, 2019. As a result of the disruptions to the retail industry caused by the Covid-19 pandemic its revenues decreased to approximately $2 million for the first six months of 2020. Based upon orders received to date, it believes its revenues for the year ended December 31, 2020, will be approximately $8 million.

The Letter of Intent between us and the Apparel Manufacturer provides that we will acquire all of the outstanding equity interests in the Apparel Manufacturer for $500,000 and such number of shares of our common stock as will equal 5% of the number of shares of our common stock outstanding on the date of the closing of the acquisition. In addition, we are required to provide at least $3 million in working capital to the Apparel Manufacturer. Upon closing of the acquisition, the principal shareholder and President of the Apparel Manufacturer will be appointed to our Board of Directors.

The Letter of Intent states that it is subject to the negotiation and execution of a definitive acquisition agreement and to the completion of our due diligence review of the Apparel Manufacturer, its operations and financial results.

The acquisition of the Apparel Manufacturer by us is subject to various risks and uncertainties and there is no assurance that we will complete the acquisition of the Apparel Manufacturer or any other company with which we may enter into discussions or that if we complete an acquisition that we will successfully operate the business acquired. You should carefully consider the risks described below and all other risks described in our filings with the Securities and Exchange Commission in deciding whether to invest in our common stock.

We do not have any agreement for a business combination or other transaction.

We have not yet entered into a definitive agreement with the Apparel Manufacturer nor do we have any binding commitment or understanding to enter into or become engaged in a merger with, joint venture with or acquisition of any other private or public entity. We cannot assure you that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition candidate.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the Apparel Manufacturer or that of any other company which we may acquire and there is no guarantee that any business we may acquire will benefit from its relationship with us. While business combinations with entities having established operating histories are preferred, there can be no assurance that we will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to us, would be desirable. In the event we complete a business combination the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control. We cannot assure you that we will identify a target company and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for a limited number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We will require financing to acquire the Apparel Manufacturer and implement our business plan.

We require financing to acquire the Apparel Manufacturer and to implement our business plan. We cannot assure you that we will be successful in obtaining financing or acquiring the Apparel Manufacturer, or in operating it in a profitable manner. Upon the conclusion of our due diligence, we may choose not to acquire the Apparel Manufacturer.

We have not conducted market research to identify business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. It may be expected that any target business or transaction will present a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

Breyon Prescott, our President and principal shareholder, anticipates devoting a limited time to our affairs. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

We are dependent on the services of our President, to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition opportunities. The loss of the services of Breyon Prescott could have a substantial adverse effect on us.

Because we do not have the capital to hire a staff, our ability to acquire an operating business will be largely contingent on our President. The loss of the services of our President could have a substantial adverse effect on us.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

The Apparel Manufacturer does not currently comply with SEC reporting requirements which may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired. The time and additional costs that may be incurred by the Apparel Manufacturer to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We will issue additional shares of common stock to obtain the funds necessary to acquire the Apparel Manufacturer and for the cost of the acquisition, which would reduce investors’ percent of ownership and may dilute our share value.

We will likely issue shares of common stock to acquire the Apparel Manufacturer, as part of the consideration to be paid to its owner and to obtain the funds to augment its working capital. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 27, 2020

POSTADS, INC.

By:	/s/ Breyon Prescott
Breyon Prescott
President